Exhibit 7C
Addendum to Question 7.x on Form N-SAR
List the name of each series and give a consecutive number to each series in excess of the 99 consecutive series permitted by the Form.
Please refer to the most recent shareholders report for additional information concerning the funds.

Series Number  Series Name              Is this the last filing for this series? (Y/N)
100   AXA Moderate Growth Strategy     N
101   AXA 500 Managed Volatility      N
102   AXA 400 Managed Volatility      N
103   AXA 2000 Managed Volatility      N
104   AXA International Managed Volatility     N
105   ATM Large Cap Managed Volatility     N
106   ATM Mid Cap Managed Volatility     N
107   ATM Small Cap Managed Volatility     N
108   ATM International Managed Volatility     N
109   EQ/AllianceBernstein Short-Term Bond     Y
114   EQ/AllianceBernstein Short-Duration Government Bond   N
115   EQ/AllianceBernstein Dynamic Wealth Strategies   N
116   AXA Ultra Conservative Strategy     N
117   AXA Aggressive Strategy      N
118   All Asset Moderate Growth – ALT 15     N
119   All Asset Aggressive – ALT 25      N
120   EQ/Emerging Markets Equity PLUS     N
122   EQ/Natural Resources PLUS      N
123   EQ/Real Estate PLUS       N
124   EQ/High Yield Bond       N
125   EQ/PIMCO Global Real Return      N
126   All Asset Aggressive – ALT 50      N
127   All Asset Aggressive – ALT 75      N
128   EQ/Energy ETF        N
129   EQ/Low Volatility Global ETF      N
130   AXA SmartBeta Equity       N
131   EQ/Convertible Securities      N
132   AXA/Horizon Small Cap Value      N
133   AXA/Lord Abbett Micro Cap      N
134   AXA/Morgan Stanley Small Cap Growth    N
135   AXA/Pacific Global Small Cap Value     N
136   Multimanager Aggressive Equity     N
137   Multimanager Core Bond      N
138   Multimanager Mid Cap Growth      N
139   Multimanager Mid Cap Value      N
140   Multimanager Technology      N